EXHIBIT 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, Executive VP, CFO & COO
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, January 31, 2020

Tompkins Financial Corporation Reports Increased Fourth Quarter and Full Year Earnings Per Share
ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation reported record diluted earnings per share of $5.37 for the full year of 2019, an increase of 0.4% compared to the $5.35 per share reported for the twelve-month period ended December 31, 2018. For the fourth quarter of 2019, diluted earnings per share of $1.40 were up 13.8% over the $1.23 per share reported in the same quarter of 2018.
President and CEO, Stephen S. Romaine said, “We are pleased to report record earnings per share for the year ended December 31, 2019. When compared to the third quarter of 2019, the fourth quarter of 2019 benefited from growth in average loans and deposits, along with a slight improvement in net interest margin. Credit quality remains strong, and during the quarter we saw improving trends in classified and criticized credits.”

SELECTED HIGHLIGHTS FOR THE FOURTH QUARTER:

•	Total loans of $4.9 billion were up 1.7% over total loans at December 31, 2018.

•	Total deposits of $5.2 billion reflect an increase of 6.6% over the prior year end.

•	Noninterest bearing deposits of $1.5 billion increased by 4.2% over December 31, 2018.

•	Net interest margin was 3.44% for the fourth quarter of 2019, up from 3.34% reported for the fourth quarter of 2018, and up from 3.43% for the third quarter of 2019.

•	Return on average equity was 12.59% for the fourth quarter of 2019, up from the 12.38% reported for the quarter ended December 31, 2018, and up from 12.15% for the third quarter of 2019.

NET INTEREST INCOME
Net interest income of $53.2 million for the fourth quarter of 2019 was unchanged from the same quarter of the prior year. The net interest margin for the fourth quarter of 2019 was 3.44%, compared to 3.34% reported for the quarter ended December 31, 2018, and 3.43% for the third quarter of 2019. When compared to the third quarter of 2019, the fourth quarter of 2019 saw lower yields on earning assets that were offset by lower funding costs.
For the full year ended December 31, 2019, net interest income of $210.6 million, was down 0.6% from the prior year. The impact of an improved net interest margin in 2019 was slightly offset by average balances in the securities portfolio, which were down $132.1 million or 8.6%.
NONINTEREST INCOME
Noninterest income represented 26.4% of total revenues in 2019, compared to 26.8% in 2018. Noninterest income for the fourth quarter of 2019 was $18.0 million, down 9.5% compared to the same period in 2018. For the full year, noninterest income of $75.4 million was down $2.0 million, or 2.6%, when compared to 2018. The negative variance to prior year was largely due to the fact that results from the fourth quarter of the prior year included higher than normal investment service fees associated with trust and estate activities, as well as approximately $2.5 million related to the collection of nonaccrual interest and fees associated with a loan that was previously charged off. Comparison of full year noninterest income to the prior year was also impacted by $2.9 million of gains on the sale of real estate that were realized in the second quarter of 2018.
NONINTEREST EXPENSE
Noninterest expense was $45.9 million for the fourth quarter of 2019, down 2.8%, from the fourth quarter of 2018. For the full year 2019, noninterest expense was $181.8 million, which was in line with 2018. Other operating expense in 2019 was reduced by $1.5 million of deposit insurance credits received from the FDIC, of which $0.4 million were applied during the fourth quarter of 2019. Noninterest expense in 2018 included $2.5 million related to the write-down of leases on vacated space, which was recognized in the second quarter of 2018.
INCOME TAX EXPENSE
The Company's effective tax rate was 19.8% in the fourth quarter of 2019, compared to 20.4% for the same period in 2018. For calendar year 2019, the Company’s effective tax rate was 20.5% compared to 20.9% for 2018.
ASSET QUALITY
Asset quality trends remained strong in the fourth quarter of 2019, as the ratio of nonperforming assets to total assets of 0.47% at December 31, 2019 was unchanged from the prior quarter end, and was up from 0.42% at December 31, 2018. Nonperforming asset levels at December 31, 2019 remained below the most recent Federal Reserve Board Peer Group Average1 of 0.60%.

The provision for loan and lease losses for the fourth quarter of 2019 was a negative $1.0 million compared to an expense of $2.1 million in the fourth quarter of 2018. For the full year, the provision for loan and lease losses was $1.4 million in 2019, compared to $3.9 million for the same period in 2018. Net charge-offs for the year ended December 31, 2019 were $4.9 million, compared to $0.3 million reported for the year-to-date period ended December 31, 2018. The year over year increase in net charge-offs was mainly attributable to the charge-off of one commercial real estate credit in the first quarter of 2019.
The Company’s allowance for originated loan and lease losses totaled $39.8 million at December 31, 2019, and represented 0.85% of total originated loans and leases, down from 0.89% at September 30, 2019, and 0.95% at December 31, 2018. Improving trends in classified and criticized loans in the most recent quarter, along with favorable trends in certain qualitative factors contributed to the lower allowance level at December 31, 2019. The allowance at December 31, 2018 included a specific reserve of $3.0 million related to one commercial real estate credit that was subsequently charged off in the first quarter of 2019, as noted above. The total allowance represented 126.90% of total nonperforming loans and leases at December 31, 2019, compared to 137.46% at September 30, 2019, and 163.25% at December 31, 2018.
CAPITAL POSITION
Capital ratios remained well above the regulatory minimums for well capitalized institutions. The ratio of Tier 1 capital to average assets was 9.61% at December 31, 2019, improved from 9.43% at September 30, 2019, and 9.05% at December 31, 2018. During the year ended December 31, 2019, the Company repurchased 376,021 common shares at an average price of $79.43 per share. During 2018, the Company repurchased 32,483 common shares at an average price of $75.36 per share.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform of 1995:
This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.
The statements made herein shall not confer upon any person any rights or remedies of any nature, and shall not be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement, nor to alter any existing at-will employment relationship between the Company and its employees.

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)	As of	As of
ASSETS	12/31/2019	12/31/2018

Cash and noninterest bearing balances due from banks	$136,010	$78,524
Interest bearing balances due from banks	1,972	1,865
Cash and Cash Equivalents	137,982	80,389

Available-for-sale securities, at fair value (amortized cost of $1,293,239 at December 31, 2019 and $1,363,902 at December 31, 2018)	1,298,587	1,332,658
Held-to-maturity securities, at amortized cost (fair value of $0 at December 31, 2019 and $139,377 at December 31, 2018)	0	140,579
Equity securities, at fair value (amortized cost $1,000 at December 31, 2019 and $1,000 at December 31, 2018)	915	887
Originated loans and leases, net of unearned income and deferred costs and fees	4,697,401	4,568,741
Acquired loans	220,149	265,198
Less: Allowance for loan and lease losses	39,892	43,410
Net Loans and Leases	4,877,658	4,790,529

Federal Home Loan Bank and other stock	33,695	52,262
Bank premises and equipment, net	94,355	97,202
Corporate owned life insurance	82,961	81,928
Goodwill	92,447	92,283
Other intangible assets, net	6,223	7,628
Accrued interest and other assets	100,800	82,091
Total Assets	$6,725,623	$6,758,436
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	3,080,686	2,853,190
Time	675,014	637,295
Noninterest bearing	1,457,221	1,398,474
Total Deposits	5,212,921	4,888,959

Federal funds purchased and securities sold under agreements to repurchase	60,346	81,842
Other borrowings	658,100	1,076,075
Trust preferred debentures	17,035	16,863
Other liabilities	114,167	73,826
Total Liabilities	$6,062,569	$6,137,565
EQUITY
Tompkins Financial Corporation shareholders' equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 15,014,499 at December 31, 2019; and 15,348,287 at December 31, 2018	1,501	1,535
Additional paid-in capital	338,507	366,595
Retained earnings	370,477	319,396
Accumulated other comprehensive loss	(43,564)	(63,165)
Treasury stock, at cost – 123,956 shares at December 31, 2019, and 122,227 shares at December 31, 2018	(5,279)	(4,902)
Total Tompkins Financial Corporation Shareholders’ Equity	661,642	619,459

Noncontrolling interests	1,412	1,412
Total Equity	$663,054	$620,871
Total Liabilities and Equity	$6,725,623	$6,758,436

TOMPKINS FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended		Twelve Months Ended
	12/31/2019	12/31/2018	12/31/2019	12/31/2018
INTEREST AND DIVIDEND INCOME
Loans	$57,039	$55,951	$226,723	$214,370
Due from banks	9	9	41	31
Available-for-sale securities	6,406	7,556	28,460	30,377
Held-to-maturity securities	568	865	3,151	3,437
Federal Home Loan Bank and other stock	561	944	3,003	3,377
Total Interest and Dividend Income	64,583	65,325	261,378	251,592
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	912	624	3,095	1,712
Other deposits	7,399	5,184	27,809	14,883
Federal funds purchased and securities sold under agreements to repurchase	33	37	143	152
Trust preferred debentures	303	323	1,276	1,227
Other borrowings	2,696	5,921	18,427	21,818
Total Interest Expense	11,343	12,089	50,750	39,792
Net Interest Income	53,240	53,236	210,628	211,800
Less: Provision for loan and lease losses	(1,000)	2,058	1,366	3,942
Net Interest Income After Provision for Loan and Lease Losses	54,240	51,178	209,262	207,858
NONINTEREST INCOME
Insurance commissions and fees	6,777	6,685	31,091	29,369
Investment services income	4,268	4,923	16,434	17,288
Service charges on deposit accounts	2,110	2,135	8,321	8,435
Card services income	2,436	2,484	10,526	9,693
Other income	2,171	4,387	8,416	13,130
Net gain (loss) on securities transactions	210	(756)	645	(466)
Total Noninterest Income	17,972	19,858	75,433	77,449
NONINTEREST EXPENSE
Salaries and wages	23,250	21,221	89,399	85,625
Other employee benefits	6,394	6,231	23,488	22,090
Net occupancy expense of premises	3,115	3,436	13,210	13,309
Furniture and fixture expense	1,921	1,890	7,815	7,351
Amortization of intangible assets	421	437	1,673	1,771
Other operating expense	10,799	14,013	46,249	50,921
Total Noninterest Expenses	45,900	47,228	181,834	181,067
Income Before Income Tax Expense	26,312	23,808	102,861	104,240
Income Tax Expense	5,200	4,866	21,016	21,805
Net Income Attributable to Noncontrolling Interests and Tompkins Financial Corporation	21,112	18,942	81,845	82,435
Less: Net Income Attributable to Noncontrolling Interests	32	32	127	127
Net Income Attributable to Tompkins Financial Corporation	$21,080	$18,910	$81,718	$82,308
Basic Earnings Per Share	$1.41	$1.24	$5.39	$5.39
Diluted Earnings Per Share	$1.40	$1.23	$5.37	$5.35

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)

	Quarter Ended			Year Ended			Year Ended
	December 31, 2019			December 31, 2019			December 31, 2018
	Average			Average			Average
	Balance		Average	Balance		Average	Balance		Average
(Dollar amounts in thousands)	Quarter Ended	Interest	Yield/ Rate	Year Ended	Interest	Yield/ Rate	Year Ended	Interest	Yield/ Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$2,763	$9	1.29%	$1,647	$41	2.49%	$2,139	$31	1.45%
Securities (2)
U.S. Government securities	1,192,035	6,421	2.14%	1,301,813	29,411	2.26%	1,429,875	31,645	2.21%
State and municipal (3)	93,275	643	2.73%	93,168	2,547	2.73%	97,116	2,520	2.59%
Other securities (3)	3,417	37	4.30%	3,417	158	4.62%	3,491	153	4.38%
Total securities	1,288,727	7,101	2.19%	1,398,398	32,116	2.30%	1,530,482	34,318	2.24%
FHLBNY and FRB stock	25,469	561	8.74%	38,308	3,003	7.84%	51,815	3,377	6.52%

Total loans and leases, net of unearned income (3)(4)	4,871,483	57,332	4.67%	4,830,089	227,869	4.72%	4,757,583	215,648	4.53%
Total interest-earning assets	6,188,442	65,003	4.17%	6,268,442	263,029	4.20%	6,342,019	253,374	4.00%

Other assets	424,760			411,136			350,659

Total assets	$6,613,202			$6,679,578			$6,692,678

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings & money market	$3,140,707	5,234	0.66%	$3,007,221	20,099	0.67%	$2,822,747	9,847	0.35%
Time deposits	692,541	3,077	1.76%	676,106	10,805	1.60%	664,788	6,748	1.02%
Total interest-bearing deposits	3,833,248	8,311	0.86%	3,683,327	30,904	0.84%	3,487,535	16,595	0.48%

Federal funds purchased & securities sold under
agreements to repurchase	54,907	33	0.24%	59,825	143	0.24%	63,472	152	0.24%
Other borrowings	469,410	2,696	2.28%	762,993	18,427	2.42%	1,086,847	21,818	2.01%
Trust preferred debentures	17,007	303	7.07%	16,943	1,276	7.53%	16,771	1,227	7.32%
Total interest-bearing liabilities	4,374,572	11,343	1.03%	4,523,088	50,750	1.12%	4,654,625	39,792	0.85%

Non-interest bearing deposits	1,471,377			1,403,330			1,382,550
Accrued expenses and other liabilities	102,812			101,819			64,559
Total liabilities	5,948,761			6,028,237			6,101,734

Tompkins Financial Corporation Shareholders’ equity	662,940			649,871			589,475
Noncontrolling interest	1,501			1,470			1,469
Total equity	664,441			651,341			590,944

Total liabilities and equity	$6,613,202			$6,679,578			$6,692,678
Interest rate spread			3.14%			3.07%			3.14%
Net interest income/margin on earning assets		53,660	3.44%		212,279	3.39%		213,582	3.37%

Tax equivalent adjustments		(420)			(1,651)			(1,782)

Net interest income per consolidated financial statements		$53,240			$210,628			$211,800

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Dec-19	Sep-19	Jun-19	Mar-19	Dec-18	Dec-19
Securities	$1,299,502	$1,282,026	$1,330,719	$1,484,151	$1,474,124	$1,299,502
Total Loans	4,917,550	4,857,073	4,855,802	4,789,700	4,833,939	4,917,550
Allowance for loan and lease losses	39,892	41,371	40,790	40,328	43,410	39,892
Total assets	6,725,623	6,627,982	6,654,390	6,738,719	6,758,436	6,725,623
Total deposits	5,212,921	5,369,990	4,988,897	4,989,925	4,888,959	5,212,921
Federal funds purchased and securities sold under agreements to repurchase	60,346	50,541	63,978	66,918	81,842	60,346
Other borrowings	658,100	429,000	824,562	923,427	1,076,075	658,100
Trust preferred debentures	17,035	16,992	16,949	16,906	16,863	17,035
Total common equity	661,642	658,358	656,201	645,823	619,459	661,642
Total equity	663,054	659,865	657,677	647,267	620,871	663,054

Average Balance Sheet
Average earning assets	$6,188,442	$6,203,078	$6,337,983	$6,350,325	$6,364,113	$6,268,440
Average assets	6,613,202	6,621,412	6,742,409	6,743,360	6,710,944	6,679,578
Average interest-bearing liabilities	4,374,572	4,415,079	4,638,249	4,668,875	4,606,536	4,523,088
Average equity	664,441	659,650	650,079	630,731	606,238	651,341

Share data
Weighted average shares outstanding (basic)	14,726,023	14,827,114	15,019,710	15,060,175	15,057,673	14,907,057
Weighted average shares outstanding (diluted)	14,790,503	14,887,626	15,085,945	15,136,523	15,135,750	14,973,951
Period-end shares outstanding	14,978,589	14,975,750	15,160,719	15,314,078	15,312,377	14,978,589
Common equity book value per share	$44.17	$43.96	$43.28	$42.17	$40.45	$44.17
Tangible book value per share (Non-GAAP)**	$37.64	$37.40	$36.77	$35.73	$33.98	$37.64
** See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$53,240	$53,156	$52,318	$51,914	$53,236	$210,628
Provision for loan/lease losses	(1,000)	1,320	601	445	2,058	1,366
Noninterest income	17,972	19,534	18,520	19,407	19,858	75,433
Noninterest expense	45,900	45,655	46,070	44,209	47,228	181,834
Income tax expense	5,200	5,478	4,743	5,595	4,866	21,016
Net income attributable to Tompkins Financial Corporation	21,080	20,206	19,392	21,040	18,911	81,718
Noncontrolling interests	32	31	32	32	31	127
Basic earnings per share (5)	$1.41	$1.34	$1.27	$1.37	$1.24	$5.39
Diluted earnings per share (5)	$1.40	$1.34	$1.27	$1.37	$1.23	$5.37

Nonperforming Assets
Originated nonaccrual loans and leases	$22,485	$21,404	$16,543	$15,165	$19,340	$22,485
Acquired nonaccrual loans and leases	1,796	2,164	2,363	2,579	2,856	1,796
Originated loans and leases 90 days past due and accruing	0	0	0	0	0	0
Troubled debt restructuring not included above	7,154	6,528	4,889	5,234	4,395	7,154
Total nonperforming loans and leases	31,435	30,096	23,795	22,978	26,591	31,435
OREO	428	888	2,229	1,595	1,595	428
Total nonperforming assets	$31,863	$30,984	$26,024	$24,573	$28,186	$31,863

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Originated loan and lease portfolio	Dec-19	Sep-19	Jun-19	Mar-19	Dec-18	Dec-19
Loans and leases 30-89 days past due and
accruing	$3,559	$3,287	$3,883	$4,193	$7,796	$3,559
Loans and leases 90 days past due and accruing	0	0	0	0	0	0
Total originated loans and leases past due and accruing	3,559	3,287	3,883	4,193	7,796	3,559

Delinquency - Acquired loan and lease portfolio
Loans 30-89 days past due and accruing (6)	$165	$232	$493	$474	$67	$165
Loans 90 days or more past due	794	1,219	1,229	1,218	1,316	794
Total acquired loans and leases past due and accruing	959	1,451	1,722	1,692	1,383	959
Total loans and leases past due and accruing	$4,518	$4,738	$5,605	$5,885	$9,179	$4,518

Allowance for Loan Losses - Originated loan and lease portfolio
Balance at beginning of period	$41,231	$40,689	$40,245	$43,321	$41,289	$43,321
Provision (credit) for loan and lease losses	(997)	1,245	590	480	2,046	1,318
Net loan and lease (recoveries) charge-offs	420	703	146	3,556	14	4,825
Allowance for loan and lease losses (originated
loan portfolio) - balance at end of period	$39,814	$41,231	$40,689	$40,245	$43,321	$39,814

Allowance for Loan Losses - Acquired loan and lease portfolio
Balance at beginning of period	$140	$101	$83	$89	$69	$89
Provision (credit) for loan and lease losses	(3)	75	11	(35)	12	48
Net loan and lease (recoveries) charge-offs	59	36	(7)	(29)	(8)	59
Allowance for loan and lease losses (acquired
loan portfolio) - balance at end of period	78	140	101	83	89	78

Total allowance for loan and lease losses	$39,892	$41,371	$40,791	$40,328	$43,410	$39,892

Loan Classification - Originated Portfolio
Special Mention	$29,800	$41,314	$36,619	$33,689	$28,074	$29,800
Substandard	58,092	58,873	44,770	35,895	43,963	58,092
Loan Classification - Acquired Portfolio
Special Mention	0	261	265	270	452	0
Substandard	2,407	2,809	2,857	2,830	2,914	2,407
Loan Classifications - Total Portfolio
Special Mention	29,800	41,575	36,884	33,959	28,526	29,800
Substandard	60,499	61,682	47,627	38,725	46,877	60,499

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases (6)	0.64%	0.62%	0.49%	0.48%	0.55%	0.64%
Nonperforming assets/total assets	0.47%	0.47%	0.39%	0.36%	0.42%	0.47%
Allowance for originated loan and lease losses/total originated loans and leases	0.85%	0.89%	0.88%	0.89%	0.95%	0.85%
Allowance/nonperforming loans and leases	126.90%	137.46%	171.42%	175.51%	163.25%	126.90%
Net loan and lease losses annualized/total average loans and leases	0.04%	0.06%	0.01%	0.30%	0.00%	0.10%

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

						Year-Ended
Capital Adequacy (period-end)	Dec-19	Sep-19	Jun-19	Mar-19	Dec-18	Dec-19
Tier 1 Capital (to average assets)	9.61%	9.43%	9.25%	9.24%	9.05%	9.61%
Common Equity Tier 1 Capital (to risk-weighted assets)	12.33%	12.14%	12.13%	12.19%	11.84%	12.33%

Profitability
Return on average assets *	1.26%	1.21%	1.15%	1.27%	1.12%	1.22%
Return on average equity *	12.59%	12.15%	11.96%	13.53%	12.38%	12.55%
Net interest margin (TE) *	3.44%	3.43%	3.34%	3.34%	3.34%	3.39%
* Quarterly ratios have been annualized
Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below tables. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Common Equity Book Value Per Share (GAAP) to Tangible Book Value Per Share (non-GAAP)
Total common equity	$661,642	$658,358	$656,201	$645,823	$619,459	$661,642
Less: Goodwill and intangibles (7)	97,855	98,277	98,698	98,694	99,106	97,855
Tangible common equity (Non-GAAP)	563,787	560,081	557,503	547,129	520,353	563,787
Ending shares outstanding	14,978,589	14,975,750	15,160,719	15,314,078	15,312,377	14,978,589
Tangible book value per share (Non-GAAP)	$37.64	$37.40	$36.77	$35.73	$33.98	$37.64

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Reconciliation of Diluted Earnings Per Share (GAAP) to Adjusted Diluted Earnings Per Share (non-GAAP)
	Dec-19	Dec-18
Net income available to common shareholders	$81,718	$82,308
Income attributable to unvested stock-based compensation awards	1,306	1,315
Net earnings allocated to common shareholders (GAAP)	80,412	80,993
Weighted average shares outstanding (diluted)	14,973,951	15,132,257
Diluted earnings per share (5)	$5.37	$5.35
Adjustments for non-operating income and expense:
Gain on sale of real estate, net of tax	0	2,227
Write-down of impaired leases, net of tax	0	(1,915)
Adjusted net income (Non-GAAP)	80,412	80,681
Weighted average shares outstanding (diluted)	14,973,951	15,132,257
Adjusted diluted earnings per share (Non-GAAP)	$5.37	$5.33

(1) Federal Reserve peer ratio as of September 30, 2019, the most recent data available, includes banks and bank holding companies with consolidated assets between $3 billion and $10 billion.
(2) Average balances and yields on available-for-sale securities are based on historical amortized cost.
(3) Interest income includes the tax effects of taxable-equivalent basis.
(4) Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2018.
(5) Earnings per share year-to-date may not equal the sum of the quarterly earnings per share as a result of rounding of average shares
(6) Certain acquired loans and leases that are past due are not on nonaccrual and are not included in nonperforming loans. The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Earnings per share year-to-date may not equal the sum of the quarterly earnings per share as a result of rounding of average shares
(7) "Goodwill and intangibles" equal Total Intangible Assets less Mortgage Servicing Rights in the above tables.